BBQ Holdings, Inc. Reports Results for Third Quarter 2021

Company Reaffirms Revenue and Increases Earnings Guidance for Fiscal Year 2021

MINNEAPOLIS, November 10, 2021 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global franchisor, owner and operator of restaurants, today reported financial results for the third fiscal quarter ended October 3, 2021.

Third Quarter 2021 Highlights:

Financial:

●	Total revenue of $55.4 million vs. $35.5 million in the third quarter of 2020.
●	Net income of $4.8 million vs. $0.3 million in the third quarter of 2020.
●	Adjusted EBITDA, a non-GAAP measure, was $4.4 million vs. $2.0 million in the third quarter of 2020.
●	Combined brands restaurant-level margins of 8.6% vs 3.4% last year.
●	Prime costs were 62.6% of sales vs. 67.8% third quarter 2019.

	Third Quarter Same Store Sales
	2021 vs. 2020	2021 vs. 2019
Famous Dave's Company-owned	19.3%	12.4%
Famous Dave's Franchise-operated*	18.0%	6.9%
Granite City	31.4%	(0.5)%
Village Inn Company-owned**	37.0%	(8.1)%
Village Inn Franchise-operated*	48.2%	NA %
Bakers Square**	32.4%	(20.2)%

* as reported by franchisees
** includes sales under prior ownership

Executive Comments

Jeff Crivello, CEO, commented, “This was a quarter of strong execution for BBQ Holdings, as our growth strategies continue to deliver positive top and bottom-line results, including a steady improvement in same store sales and solid free cash flow. Management is focused on executing against our three core growth initiatives, including accretive M&A, opening new units, and filling the latent capacity of our current restaurants. During the third quarter, we completed the highly accretive acquisition of Village Inn and Bakers Square. Subsequent to the end of the quarter, we also acquired Tahoe Joe’s. Our goal now is to reinvigorate these brands and drive consistent unit-level improvements as we have at Famous Dave’s and other brands. In addition, the month of October also brought the opening of the first Famous Dave’s Quick Que in Minnesota. We are excited to continue to rollout this quick service format, providing a new, efficient way for our guests to experience Famous Dave’s. Finally, we launched a virtual burger concept during the quarter, $5 Burgers, providing incremental revenue in the Famous Dave’s system.”

Growth:

●	Purchased Village Inn, 109 franchise and 21 corporate restaurants, and 11 Bakers Square corporate restaurants in July 2021.
●	Purchased five Tahoe Joe’s Steakhouses in October 2021.
●	Purchased four Famous Dave’s franchise restaurants in Tennessee and Kentucky in July 2021.
●	Famous Dave’s franchisees opened line-serve restaurants in Las Vegas, NV in August 2021 and Coon Rapids, MN in October 2021.
●	Opened a Real Urban Barbeque restaurant in Chicago, IL in October 2021.
●	Famous Dave’s Drive thru in Salt Lake City, UT expected to open in December 2021.
●	Dual concept Granite City/Village Inn expected to open in January 2022.
●	New Village Inn prototype expected to open in Omaha, NE early Q1 2022.

Updated 2021 Guidance:

Based on the results to date through the third quarter 2021, and including the uncertainty related to COVID-19, the Company has updated its 2021 guidance as follows:

●	Net Revenue remains at $183 -$188mm
●	Increased Net Income range from $20.6 - $21.0mm to $22.5 - $23.0mm
●	Increased Cash EBITDA range from $14.5 - $15.0mm to $16.5 - $17.0mm

Key Operating Metrics

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Restaurant count:
Franchise-operated	213	98	213	98
Company-owned	83	49	83	49
Total	296	147	296	147
Same store net restaurant sales %:
Franchise-operated	18.0%	(10.0)%	25.6%	(18.3)%
Company-owned	24.0%	(4.6)%	36.3%	(9.9)%
Total	20.4%	(8.7)%	29.3%	(16.7)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$141,125	$84,434	$335,421	$222,374

Net income attributable to shareholders	$4,834	$328	$21,419	$7,783

Net income attributable to shareholders, per diluted share	$0.46	$0.04	$2.20	$0.85

Adjusted EBITDA(2)	$4,425	$1,995	$12,649	$2,915

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Adjusted EBITDA is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

Third Quarter 2021 Review

Total revenue for the third quarter of 2021 was $55.4 million, up 56.0% from the third quarter of 2020. The increase in year-over-year restaurant net sales for the quarter ended October 3, 2021 was driven primarily by the easing of dining restrictions in the third quarter of 2021 and the acquisition of the Village Inn and Bakers Square brands.

Net income attributable to shareholders was approximately $4.8 million, or $0.46 per diluted share, in the third quarter of fiscal 2021 compared to $328,000, or $0.04 per diluted share, in the third quarter of fiscal 2020. Adjusted EBITDA, a non-GAAP measure, was approximately $4.4 million, compared to adjusted EBITDA of approximately $2.0 million in the third quarter of fiscal 2020. A reconciliation between adjusted EBITDA and its most directly comparable GAAP measure is included in the accompanying financial tables.

Restaurant-level operating margin as a percentage of restaurant net sales, a non-GAAP measure, was 8.6% for Company-owned restaurants in the third quarter of fiscal 2021 compared to 3.4% in the third quarter of fiscal 2020. This increase in restaurant-level operating margin as a percentage of net restaurant sales was due primarily to leverage on our fixed operating costs from the increased revenue resulting from the easing of dine-in restrictions and restrictions on large gatherings which were put in place in 2020 due to COVID-19 concerns. A reconciliation of restaurant sales to restaurant-level margin is included in the accompanying financial tables. General and administrative expenses for the quarter ended October 3, 2021 and September 27, 2020 represented approximately 9.2% and 8.8% of total revenues, respectively. The increase in general and administrative expenses as a percentage of revenue in the third quarter of 2021 was due primarily to acquisition-related expenses incurred as we incorporated the Village Inn and Bakers Square brands into our portfolio.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) is a national restaurant company engaged in franchising, ownership and operation of casual and fast dining restaurants. As of November 10, 2021, BBQ Holdings had seven brands with 303 locations in three countries including 89 Company owned locations and 214 franchised locations. In addition to these locations, the Company opened eight Company-owned Famous Dave’s ghost kitchens operating within its Granite City locations, and 20 Famous Dave’s franchisee ghost kitchens operating out of the kitchen of another restaurant location or a shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings also operates Granite City Food and Brewery restaurants which offer award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square add a legendary Family Dining element to BBQ Holdings, with these concepts specializing in breakfast and pies. Tahoe Joe’s, the Company’s newest addition, is known for their pellet-broiler cooked and smoked infused steak.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted EBITDA is net income plus asset impairment, estimated lease termination charges and other closing costs, settlement agreements, interest expense, net, depreciation and amortization, net (gain) loss on disposal of equipment, stock-based compensation, acquisition costs, pre-opening costs, severance, gain on debt forgiveness, gain on bargain purchase, COVID-19-related expense and provision (benefit) for income taxes.

Restaurant-level operating margins are equal to net restaurant sales, less restaurant-level food and beverage cost, labor and benefit costs, and operating expenses.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
jeff.crivello@bbq-holdings.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Revenue:
Restaurant sales, net	$50,374	$32,559	$125,182	$78,251
Franchise royalty and fee revenue	3,329	2,153	8,649	6,628
Franchisee national advertising fund contributions	461	302	1,210	826
Licensing and other revenue	1,219	497	3,181	1,423
Total revenue	55,383	35,511	138,222	87,128

Costs and expenses:
Food and beverage costs	14,731	9,735	36,720	24,206
Labor and benefits costs	16,805	11,189	39,488	26,976
Operating expenses	14,512	10,521	36,355	26,251
Depreciation and amortization expenses	1,940	1,397	4,925	3,820
General and administrative expenses	5,109	3,138	13,691	9,973
National advertising fund expenses	461	302	1,210	826
Asset impairment, estimated lease termination charges and other closing costs, net	69	(138)	106	4,814
Pre-opening expenses	63	(120)	183	(93)
(Gain) loss on disposal of property, net	(1)	(530)	134	(1,107)
Total costs and expenses	53,689	35,494	132,812	95,666

Income (loss) from operations	1,694	17	5,410	(8,538)

Other income (expense):
Interest expense	(124)	(326)	(439)	(866)
Interest income	49	94	147	380
Gain on forgiveness of debt	—	—	14,109	—
Gain on bargain purchase	3,203	—	3,203	13,675
Total other income (expense)	3,128	(232)	17,020	13,189

Income (loss) before income taxes	4,822	(215)	22,430	4,651

Income tax (expense) benefit	(36)	273	(517)	2,519

Net income	4,786	58	21,913	7,170
Net (income) loss attributable to non-controlling interest	48	270	(494)	613
Net income attributable to shareholders	$4,834	$328	$21,419	$7,783

Income per common share:
Basic net income per share attributable to shareholders	$0.47	$0.04	$2.23	$0.85
Diluted net income per share attributable to shareholders	$0.46	$0.04	$2.20	$0.85
Weighted average shares outstanding - basic	10,345	9,151	9,619	9,138
Weighted average shares outstanding - diluted	10,482	9,158	9,737	9,145

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	October 3, 2021	January 3, 2021
Cash and cash equivalents	$28,977	$18,101
Restricted cash	1,146	1,502
Accounts receivable, net of allowance for doubtful accounts of $262,000 and $132,000, respectively	4,900	4,823
Inventories	2,949	2,271
Prepaid expenses and other current assets	2,367	1,252
Assets held for sale	1,024	1,070
Total current assets	41,363	29,019

Property, equipment and leasehold improvements, net	39,174	32,389

Other assets:
Operating lease right-of-use assets	78,581	61,634
Goodwill	1,071	601
Intangible assets, net	23,231	9,967
Deferred tax asset, net	3,382	4,934
Other assets	1,129	1,724
Total assets	$187,931	$140,268

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,092	$6,385
Current portion of lease liabilities	10,624	6,185
Current portion of long-term debt	2,192	2,111
Accrued compensation and benefits	7,929	2,390
Other current liabilities	12,014	9,766
Total current liabilities	39,851	26,837

Long-term liabilities:
Lease liabilities, less current portion	78,470	63,105
Long-term debt, less current portion	6,578	22,169
Other liabilities	1,458	1,224
Total liabilities	126,357	113,335

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 10,495 and 9,307 shares issued and outstanding at October 3, 2021 and January 3, 2021, respectively	105	93
Additional paid-in capital	21,464	8,748
Retained earnings	40,789	19,370
Total shareholders’ equity	62,358	28,211
Non-controlling interest	(784)	(1,278)
Total equity	61,574	26,933
Total liabilities and equity	$187,931	$140,268

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	October 3, 2021	September 27, 2020
Cash flows from operating activities:
Net income	$21,913	$7,170
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	4,925	3,820
Stock-based compensation	932	422
Net loss (gain) on disposal	134	(1,080)
Asset impairment, estimated lease termination charges and other closing costs, net	—	4,788
Gain on forgiveness of debt	(14,109)	—
Gain on bargain purchase	(3,203)	(13,675)
Amortization of operating right-of-use assets	5,194	5,818
Deferred tax asset	441	(2,569)
Other non-cash items	(49)	488
Changes in operating assets and liabilities:
Accounts receivable, net	(126)	494
Prepaid expenses and other assets	(1,368)	102
Accounts payable	707	985
Accrued compensation	4,445	(408)
Lease liabilities	(5,000)	(5,067)
Accrued and other liabilities	505	(641)
Cash flows provided by operating activities	15,341	647

Cash flows from investing activities:
Proceeds from the sale of assets	—	27
Purchases of property, equipment and leasehold improvements	(2,416)	(2,671)
Payments for acquired restaurants	(14,548)	(4,952)
Transfer from HFS	46	—
Payments received on note receivable	779	24
Cash flows used for investing activities	(16,139)	(7,572)

Cash flows from financing activities:
Proceeds from long-term debt	—	22,058
Payments for debt issuance costs	—	(45)
Payments on long-term debt	(1,572)	(664)
Proceeds from sale of common stock, net of offering costs	12,445	—
Proceeds from exercise of stock options	445	—
Cash provided by financing activities	11,318	21,349

Increase in cash, cash equivalents and restricted cash	10,520	14,424
Cash, cash equivalents and restricted cash, beginning of period	19,603	6,086
Cash, cash equivalents and restricted cash, end of period	$30,123	$20,510

Supplemental Disclosures
Cash paid for interest, net	$769	$829
Cash paid for income taxes, net	—	—

Non-cash investing and financing activities:
Operating right-of-use assets acquired	19,339	51,682
Lease liabilities assumed pursuant to acquisitions	21,830	51,682
Gift card liability assumed pursuant to acquisitions	1,202	3,923

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Food and beverage costs(1)	29.2%	29.9%	29.3%	30.9%
Labor and benefits costs(1)	33.4%	34.4%	31.5%	34.5%
Operating expenses(1)	28.8%	32.3%	29.0%	33.5%
Restaurant-level operating margin(1)(2)	8.6%	3.4%	10.1%	1.0%
Depreciation and amortization expenses(3)	3.5%	3.9%	3.6%	4.4%
General and administrative expenses(3)	9.2%	8.8%	9.9%	11.4%
Income (loss) from operations(3)	3.1%	0.0%	3.9%	(9.8)%

(1)	As a percentage of restaurant sales, net
(2)	Restaurant-level operating margins are equal to restaurant sales, net, less restaurant-level food and beverage costs, labor and benefit costs, and operating expense.
(3)	As a percentage of total revenue

BBQ HOLDINGS, INC. AND SUBSIDIARIES

RESTAURANT-LEVEL PROFIT AND RESTAURANT-LEVEL MARGIN

NON-GAAP RECONCILIATION

(in thousands)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Restaurant sales, net	$50,374	$32,559	$125,182	$78,251
Restaurant operating costs (1)	46,048	31,445	112,563	77,433
Restaurant-level profit	$4,326	$1,114	$12,619	$818
Restaurant-level margin	8.6%	3.4%	10.1%	1.0%

______________________________________

(1)       Restaurant operating cost consist of food and beverage cost, labor and benefits costs and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net income	$4,786	$58	$21,913	$7,170
Asset impairment and estimated lease termination charges and other closing costs	69	(138)	106	4,814
Depreciation and amortization	1,940	1,397	4,925	3,820
Interest expense, net	75	232	292	486
Net (gain) loss on disposal of equipment	(1)	(530)	134	(1,107)
Stock-based compensation	294	174	932	422
Acquisition costs	366	29	550	(46)
Pre-opening costs	63	(120)	183	(93)
Severance	—	21	—	52
Gain on debt forgiveness	—	—	(14,109)	—
Gain on bargain purchase	(3,203)	—	(3,203)	(13,675)
Provision for income taxes	36	(273)	517	(2,519)
COVID-19-related expense	—	1,145	409	3,591
Adjusted EBITDA	$4,425	$1,995	$12,649	$2,915
(1)	COVID-19 expenses consisted primarily of cleaning and sanitation supplies, payments to employees for unemployment related costs, inventory waste, rent and rent-related costs for limited-operations restaurants from the day that the restaurant dining room partially or fully closed.

	Nine Months Ended
	October 3, 2021	September 27, 2020
(dollars in thousands)
Net income	$21,913	$7,170
Asset impairment and estimated lease termination charges and other closing costs	106	4,814
Depreciation and amortization	4,925	3,820
Interest expense, net	292	486
Net (gain) loss on disposal of equipment	134	(1,107)
Stock-based compensation	932	422
Acquisition costs	550	(46)
Pre-opening costs	183	(93)
Severance	-	52
Gain on debt forgiveness	(14,109)	-
Gain on bargain purchase	(3,203)	(13,675)
Provision for income taxes	517	(2,519)
Non-Cash Rent	660	1,540
Cash EBITDA	$12,900	$864